Exhibit 16.1


                        Grobstein, Horwath & Company LLP
                          Certified Public Accountants
                          Member Horwath International
                      15233 Ventura Boulevard, Ninth Floor
                       Sherman Oaks, California 91403-2201
                                818-501-5200 Main
                                818-907-9632 Fax



                                 August 9, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Soyo Group, Inc.


         We have read Item 4 of the Form 8-K/A dated August 9, 2004 of Soyo Group, Inc. and are in agreement with the statements contained in Item 4(a) therein. We have no basis to agree or disagree with the statements of the registrant contained in Item 4(b).

         Regarding the registrant's statements concerning the material weaknesses in internal controls set forth in Item 4(a), we had considered such matters in determining the nature, timing and extent of procedures performed in our audit of the registrant's 2003 financial statements.

                                            Very truly yours,



                                            /s/ Grobstein, Horwath & Company LLP
                                            Sherman Oaks, California